EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-221495 and 333-250029) and Form S-8 (No. 333-236730, 333-229849, 333-223354, 333-218135 and 333-213750) of The Trade Desk, Inc. of our report dated February 18, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 18, 2021